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                                                                      99 (z)(1)

                     STATUTORY SHORT FORM POWER OF ATTORNEY
                       MINNESOTA STATUTES, SECTION 523.23

         IMPORTANT NOTICE: The powers granted by this document are broad and sweeping. They are defined in Minnesota Statutes, section 523.24. If you have any questions about these powers, obtain competent advice. This power of attorney may be revoked by you if you wish to do so. This power of attorney is automatically terminated if it is to your spouse and proceedings are commenced for dissolution, legal separation, or annulment of your marriage. This power of attorney authorizes, but does not require, the attorney-in-fact to act for you.

         PRINCIPAL:           James H. Michael
                              142 N. Mississippi River Boulevard
                              St. Paul, MN 55104

         ATTORNEY(S)-IN-FACT: Jeffrey J. Michael     Burton G. Ross
                              5745 Seven Oaks Court  Ross Rosenblatt, Ltd.
                              Minnetonka, MN 55345   4100 Piper Jaffray Tower
                                                     222 South 9th Street
                                                     Minneapolis, MN 55402

NOTICE: If more than one attorney-in-fact is designated, make a check or "x" on the line in front of one of the following statements:

  X   Each attorney-in-fact may independently exercise the powers granted.
-----
      All attorneys-in-fact must jointly exercise the powers granted.
-----
         EXPIRATION DATE:     January 19, 2003

I, (the above-named Principal) hereby appoint the above-named
Attorney(s)-in-Fact to act as my attorney(s)-in-fact:

         FIRST: To act for me in any way that I could act with respect to the following matters, as each of them is defined in Minnesota Statutes, section 523.24:
         (To grant to the attorney-in-fact any of the following powers, make a check or "x" on the line in front of each power being granted. You may, but need not, cross out each power not granted. Failure to make a check or "x" on the line in front of the power will have the effect of deleting the power unless the line in front of the power of (N) is checked or x-ed.) Check or "x":

         (A)      real property transactions;
------- I choose to limit this power to real property in _____________ County, Minnesota, described as follows: (Use legal description. Do not use street address.) (NOTE: A person may not grant powers relating to real property transactions in Minnesota to his or her spouse.)

                  --------------------------------------------------------------
                  (If more space is needed, continue on the back or on an
                   attachment.)

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         (B)      tangible personal property transactions;
-------
         (C)      bond, share, and commodity transactions;
-------
         (D)      banking transactions;
-------
         (E)      business operating transactions:
-------
         (F)      insurance transactions;
-------
         (G)      beneficiary transactions;
-------
         (H)      gift transactions;
-------
         (I)      fiduciary transactions;
-------
         (J)      claims and litigation;
-------
         (K)      family maintenance;
-------
         (L)      benefits from military service;
-------
         (M)      records, reports, and statements;
-------
   X     (N)      all of the powers listed in (A) through (M) above and all
-------           other matters.

         SECOND: (You must indicate below whether or not this power of attorney will be effective if you become incapacitated or incompetent. Make a check or "x" on the line in front of the statement that expresses your intent.)

 X       This power of attorney shall continue to be effective if I become
---      incapacitated or incompetent.

         This power of attorney shall not be effective if I become incapacitated
---      or incompetent.

         THIRD: (You must indicate below whether or not this power of attorney authorizes the attorney-in-fact to transfer your property to the attorney-in-fact. Make a check or "x" on the line in front of the statement that expresses your intent.)

 X       This power of attorney authorized the attorney-in-fact to transfer my
---      property to the attorney-in-fact.

         This power of attorney does not authorize the attorney-in-fact to
---      transfer my property to the attorney-in-fact.

         FOURTH: (You may indicate below whether or not the attorney-in-fact is required to make an accounting. Make a check or "x" on the line in front of the statement that expresses your intent.)

 X       My attorney-in-fact need not render an accounting unless I request it
---      or the accounting is otherwise required by Minnesota Statutes, section
         523.21.

         My attorney-in-fact must render _______________ (Monthly, Quarterly,
--- Annual) accountings to me or _____________________ during my lifetime, and a final accounting to the personal representative of my estate, if any is appointed, after my death.

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In Witness Whereof I have hereunto signed my name this 19 day of January 2001.


                                                     /s/ James H. Michael
                                                     --------------------
                                                     James H. Michael

(Acknowledgment of Principal)

STATE OF MINNESOTA    )
                      ) ss.
COUNTY OF RAMSEY      )

         The foregoing instrument was acknowledged before me this 19 day of January, 2001.



                                   /s/ Greg Westerlund
                                   -------------------------------
                                   Notary Public

This instrument was drafted by:    Specimen Signature of Attorney(s)-in-Fact
                                        (Notarization not required)

Ross Rosenblatt, Ltd.
4100 Piper Jaffray Tower           /s/ Jeffrey J. Michael
222 South Ninth Street             -------------------------------
Minneapolis, MN 55402              Jeffrey J. Michael


                                   /s/ Burton G. Ross
                                   -------------------------------
                                   Burton G. Ross